PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated September 13, 2021)	Registration No. 333-259318

145,000 Ordinary Shares
Pre-Funded Warrants to Purchase up to 21,666 Ordinary Shares
Up to 21,666 Ordinary Shares Underlying the Pre-Funded Warrants

We are offering to a certain institutional investor pursuant to this prospectus supplement and the accompanying prospectus (i) 145,000 ordinary shares, at an offering price of $9.00 per ordinary share, and (ii) pre-funded warrants to purchase up to 21,666 ordinary shares, at an offering price of $8.9999 per pre-funded warrant, to the investor whose purchase of ordinary shares in this offering would otherwise result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering, in lieu of ordinary shares that would otherwise result in the investor’s beneficial ownership exceeding 4.99% (or at the election of the investor, 9.99%) of our outstanding ordinary shares. Each of the pre-funded warrants will be exercisable for one Ordinary Share. The pre-funded warrants will have an exercise price of $0.0001 per ordinary share, will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants issued in this offering are exercised in full. We are also offering the ordinary shares issuable from time to time upon exercise of the pre-funded warrants being offered by this prospectus supplement and accompanying prospectus.

In a concurrent private placement, we are issuing to such institutional investor unregistered warrants to purchase up to 166,666 ordinary shares at an exercise price of $9.00 per ordinary share, for each Ordinary Share or pre-funded warrant issued in this offering. The warrants are exercisable at any time upon issuance and will expire five years following the date of issuance. In the concurrent private placement, the unregistered warrants and the unregistered ordinary shares issuable upon the exercise of the warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and/or Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Our Ordinary Shares are listed on the Nasdaq Stock Market LLC, or Nasdaq, under the symbol “PRFX.” On July 13, 2023, the closing price of the Ordinary Shares on Nasdaq was $9.00 per Ordinary Share. There is no established trading market for the pre-funded warrants or warrants and we do not intend to list the pre-funded warrants or warrants on any securities exchange or nationally recognized trading system.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates as of July 14, 2023, based on the closing price of our Ordinary Shares on Nasdaq on July 11, 2023, as calculated in accordance with General Instruction I.B.5. of Form F-3, was approximately $14.5 million. During the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement (excluding this offering), we have offered securities with an aggregate market value of approximately $2.4 million pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page S-4 of the accompanying prospectus for a discussion of certain factors you should consider before investing in our securities.

Neither the U.S. Securities and Exchange Commission, the Israel Securities Authority nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We have retained Maxim Group LLC to act as our exclusive placement agent in connection with the offering. The placement agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus, but the placement agent has no obligation to purchase or sell any of such securities or to arrange for the purchase or sale of any specific number or dollar amount of such securities. We have agreed to pay the placement agent fees set forth in the table below.

	Per Share	Per Pre-Funded Warrant	Total USD
Offering price	$9.00	$8.9999	$1,499,994
Placement agent’s fees(1)	$0.585	$0.585	$97,500
Proceeds, before expenses, to us(2)	$8.415	$8.415	$1,402,494

(1)
In addition, we have also agreed to reimburse the placement agent for certain offering-related expenses. Please refer to the section entitled “Plan of Distribution” on page S-16 of this prospectus supplement for additional information with respect to the compensation payable to the placement agent.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the unregistered warrants in the concurrent private placements.

We expect to deliver the securities being offered pursuant to this prospectus supplement and accompanying prospectus supplement on or about July 18, 2023, subject to satisfaction of customary closing conditions.

Sole Placement Agent

Maxim Group LLC

The date of this prospectus supplement is July 14, 2023.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to a registration statement (No. 333-259318) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process.

This prospectus supplement and the accompanying prospectus provide specific information about the offering by us of our ordinary shares under the shelf registration statement. This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the offering of ordinary shares, the registered pre-funded warrants, and the ordinary shares underlying such pre-funded warrants and adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

You should rely only on the information that is contained in this prospectus or that is incorporated by reference into this prospectus.  We have not authorized anyone to provide you with information that is in addition to or different from that contained in, or incorporated by reference into, this prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of the securities offered hereby.  Our business, financial condition, results of operations, and prospects may have changed since that date.  We do not take any responsibility for, nor do we provide any assurance as to the reliability of, any information other than the information in this prospectus.  Neither the delivery of this prospectus nor the sale of the ordinary shares means that information contained in this prospectus is correct after the date of this prospectus.

Throughout this prospectus, unless otherwise designated, the terms “we”, “us”, “our”, “PainReform”, “the Company” and “our Company” refer to PainReform, Ltd., and its wholly-owned subsidiaries.  References to “ordinary shares”, “warrants” and “share capital” refer to the ordinary shares, warrants, and share capital, respectively, of PainReform.

Market data and certain industry data and forecasts used in, or incorporated by reference in, this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys.  We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry.  Forecasts are particularly likely to be inaccurate, especially over long periods of time.  In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite.  Statements as to our market position are based on the most currently available data.  While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.  Our historical results do not necessarily indicate our expected results for any future periods.

Certain figures included in this prospectus have been subject to rounding adjustments.  Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have obtained the statistical data, market data and other industry data and forecasts used in this prospectus and in our SEC filings incorporated herein by reference from publicly available information.  We have not sought the consent of the sources to refer to the publicly available reports in this prospectus.

We have not taken any action to permit a public offering of the ordinary shares outside the United States or to permit the possession or distribution of this prospectus outside the United States.  Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the ordinary shares and the distribution of this prospectus outside of the United States.

 PAINREFORM® and our other registered or common law trademarks, trade names or service marks appearing in this prospectus are owned by us.  Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights of the applicable licensor to these trademarks and trade names.  Unless otherwise stated in this prospectus, we do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Unless derived from our financial statements or otherwise noted, the terms “shekels,” “Israeli shekels” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar,” “U.S. dollar,” “US$,” “USD,” and “$” refer to U.S. dollars, the lawful currency of the U.S.  All references to “shares” in this prospectus refer to the ordinary shares of PainReform Ltd., par value NIS 0.03 per share.  All references to “Companies Law” refer to the Israeli Companies Law, 5759-1999, as amended.

On June 8, 2023, we effected a reverse share split of the Ordinary Shares at the ratio of 1-for-10, such that each ten (10) Ordinary Shares, par value NIS 0.03 per share, were consolidated into one (1) ordinary share, par value NIS 0.30. July 3, 2023 was the first date when our Ordinary Shares began trading on Nasdaq after implementation of the reverse split.  Unless indicated otherwise by the context, all ordinary share, option, warrant and per share amounts as well as share prices appearing in this prospectus have been adjusted to give retroactive effect to the share split for all periods presented.

We have not taken any action to permit a public offering of the securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus outside of the United States.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Some of the statements made under “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” and elsewhere incorporated by reference in this prospectus constitute forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “project,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends,” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans, and strategies; statements that contain projections of results of operations or of financial condition; expected capital needs and expenses; statements relating to the research, development, completion and use of our products; and all statements (other than statements of historical facts) that address activities, events, or developments that we intend, expect, project, believe, or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties.  We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

•	our ability to continue as a going concern;

•	our history of losses and needs for additional capital to fund our operations and our ability to obtain additional capital on acceptable terms, or at all;

•	our dependence on the success of our initial product candidate, PRF-110;

•	the outcomes of preclinical studies, clinical trials and other research regarding PRF-110 and future product candidates;

•	the impact of the COVID-19 pandemic and other pandemics on our operations;

•	our limited experience managing clinical trials;

•	our ability to retain key personnel and recruit additional employees;

•	our reliance on third parties for the conduct of clinical trials, product manufacturing and development;

•	the impact of competition and new technologies;

•	our ability to comply with regulatory requirements relating to the development and marketing of our product candidates;

•	our ability to establish and maintain strategic partnerships and other corporate collaborations;

•	the implementation of our business model and strategic plans for our business and product candidates;

•
the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and our ability to operate our business without infringing the intellectual property rights of others;

•	the overall global economic environment;

•	our ability to develop an active trading market for our ordinary shares and whether the market price of our ordinary shares is volatile;

•	statements as to the impact of the political and security situation in Israel on our business; and

•	those factors referred to in “Risk Factors” as well as in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, generally.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements.  We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus.  You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus that we consider important.  This summary does not contain all of the information you should consider before investing in our securities.  You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our securities and our location in Israel, that we describe under “Risk Factors” and our consolidated financial statements and the related notes incorporated by reference into this prospectus and the other documents incorporated by reference into this prospectus, which are described under “Incorporation by Reference” before making an investment in our securities.

Overview

We are a clinical stage specialty pharmaceutical company focused on the reformulation of established therapeutics.  Our proprietary extended release drug-delivery system is designed to provide an extended period of post-surgical pain relief without the need for repeated dose administration while reducing the potential need for the use of opiates.  Our strategy is to incorporate generic drugs with our proprietary extended release drug-delivery system in order to create extended release drug products and to take advantage of the 505(b)(2) regulatory pathway created by the U.S. Food and Drug Administration, or FDA.  The 505(b) (2) new drug application, or NDA, process, provides for FDA approval of a new drug based in part on data that was developed by others, including published literature references and data previously reviewed by the FDA in its approval of a separate application.  Using this pathway can significantly reduce the future time and costs associated with clinical development.  PRF-110, our first product, is based on the local anesthetic ropivacaine, targeting the post-operative pain relief market.  PRF-110 is an oil-based, viscous, clear solution that is deposited directly into the surgical wound bed prior to closure to provide localized and extended post-operative analgesia.

Reverse Stock Split

On June 8, 2023, we effected a reverse share split of the Ordinary Shares at the ratio of 1-for-10, such that each ten (10) Ordinary Shares, par value NIS 0.03 per share, were consolidated into one (1) ordinary share, par value NIS 0.30. July 3, 2023 was the first date when our Ordinary Shares began trading on Nasdaq after implementation of the reverse split. Unless indicated otherwise by the context, all ordinary share, option, warrant and per share amounts as well as share prices appearing in this prospectus have been adjusted to give retroactive effect to the share split for all periods presented.

July 2023 Financing

             On July 14, 2023, we sold to a certain institutional investor an aggregate of 117,930 ordinary shares in a registered direct offering at a purchase price of $9.00 per share, and pre-funded warrants to purchase up to 183,300 ordinary shares at a purchase price of $8.999, resulting in gross proceeds of approximately $2.7 million.  In addition, we issued to the investor unregistered warrants to purchase up to an aggregate of 301,230 ordinary shares in a concurrent private placement. The warrants are immediately exercisable and will expire five years from the issuance date at an exercise price of $9.00 per ordinary share, subject to adjustment as set forth therein. The warrants may be exercised on a cashless basis if at the time of exercise thereof, there is no effective registration statement registering the ordinary shares underlying the warrants. We paid an aggregate of $176,220 in placement agent fees and reimbursed the placement agent’s actual out-of-pocket expenses up to $30,000.

Corporate Information

We were incorporated under the laws of the State of Israel in November 2007. Our principal executive offices are located at 65 Yigal Alon St., Tel Aviv, Israel 6744316. Our telephone number is +972-3-717-7051. Our corporate website address is www.painreform.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

The Offering

The following summary contains basic information about our securities and the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our Ordinary Shares, you should read the section of the accompanying prospectus entitled “Description of Ordinary Shares.”

Issuer	PainReform Ltd.

Ordinary Shares we are offering	145,000 ordinary shares

Offering price per ordinary share	$9.00 per ordinary share.

Pre-funded warrants we are offering
Pre-funded warrants to purchase up to 21,666 ordinary shares to the investor whose purchase of ordinary shares in this offering would otherwise result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the investor, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering, in lieu of ordinary shares that would otherwise result in the investor’s beneficial ownership exceeding 4.99% (or at the election of the investor, 9.99%) of our outstanding ordinary shares.  The pre-funded warrants will have an exercise price of $0.0001 per ordinary share, will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. This prospectus supplement also relates to the offering of the ordinary shares issuable upon exercise of the pre-funded warrants.

Offering price per pre-funded warrant	$8.9999 per pre-funded warrant.

Concurrent Private Placement
In a concurrent private placement, we are selling to the purchaser unregistered warrants to purchase up to 166,666 ordinary shares at an exercise price of $9.00 per Ordinary Share. The unregistered warrants are exercisable at any time upon issuance and will expire five years following the date of issuance. The unregistered warrants and the ordinary shares issuable upon the exercise of the unregistered warrants, are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Use of Proceeds
We estimate the net proceeds from this offering and the sale of the unregistered warrants in the concurrent private placement will be approximately $1.3 million, based upon an offering price of $9.00 per ordinary share and $8.9999 per pre-funded warrant, after deducting placement agent fees and estimated offering expenses payable by us, and assuming full exercise of the pre-funded warrants to be issued in this offering and no exercise of any unregistered warrants to be issued to the investor in the private placement concurrently with this offering. We currently intend to use the net proceeds from this offering for funding research and development and clinical trials and for other working capital and general corporate purposes. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Ordinary shares to be outstanding after this offering
1,558,348 ordinary shares, assuming the full exercise of the pre-funded warrants sold hereunder and no exercise of any unregistered warrants to be issued in the private placement concurrently with this offering.

Risk factors
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 4 of the accompanying prospectus, for a discussion of certain factors you should consider before investing in our securities.

Listings
Our ordinary shares are listed on the Nasdaq under the symbol “PRFX.” We do not intend to list the pre-funded warrants and the   warrants on any securities exchange or nationally recognized trading system.

The above table is based on 1,391,682 ordinary shares outstanding as of July 14, 2023 and excludes as of such date the following:

•	options to purchase 203,382 ordinary shares with a weighted average exercise price of $11.23 per share, granted under the 2008 PainReform Option Plan and the 2019 PainReform Option Plan;

•	warrants to purchase 731,590 ordinary shares at a weighted average exercise price of $52.03; and

•	166,666 ordinary shares issuable upon exercise of the warrants to be issued to the investor in a private placement concurrently with this offering, at an exercise price of $9.00 per share.

  Unless otherwise stated, all information in this prospectus assumes no exercise of the outstanding options or warrants into ordinary shares as described above.

RISK FACTORS

An investment in our securities involves significant risks. Before making an investment in our securities, you should carefully read all of the information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein. For a discussion of risk factors that you should carefully consider before deciding to purchase any of our securities, please review the additional risk factors disclosed below, the information under the heading “Risk Factors” in the accompanying prospectus and the section entitled “Risk Factors” contained in our annual report on Form 20-F for the year ended December 31, 2022 filed with the SEC on March 15, 2023. In addition, please read “About this Prospectus Supplement” and “Special Note Regarding Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial also may adversely affect our business, operations results of operations, financial condition and prospects.

Risks Relating to the Ordinary Shares and this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We currently intend to use the net proceeds from this offering for funding research and development and clinical trials and for other working capital and general corporate purposes. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate dilution in book value of any Ordinary Shares you purchase.

Because the price per ordinary share being offered is substantially higher than our net tangible book value per ordinary share, you will suffer dilution in the net tangible book value of any Ordinary Shares you purchase in this offering. After giving effect to the sale by us of an aggregate of (i) 145,000 ordinary shares , (ii) pre-funded warrants to purchase up to 21,666 ordinary shares, and (iii) the unregistered warrants to purchase up to 166,666 ordinary shares at an offering price of $9.00 per ordinary share and unregistered warrant and a offering price of $8.9999 per pre-funded warrant and unregistered warrant, and assuming full exercise of the pre-funded warrants and no exercise of any unregistered warrants, the as adjusted net tangible book value of our Ordinary Shares would have been approximately $12.5 million, or $8.10 per ordinary share, as of March 31, 2023 (a decrease in net tangible book value of approximately $0.20 per ordinary share to our existing shareholders). If you purchase ordinary shares or pre-funded warrants in this offering, you will suffer immediate and dilution of approximately $0.90 per ordinary share, after deducting the placement agent fees and estimated offering expenses payable by us. See “Dilution” on page S-13 for a more detailed discussion of the dilution you will incur in connection with this offering.

A substantial number of Ordinary Shares may be sold in this offering, which could cause the price of our ordinary shares to decline.

In this offering we will sell 145,000 ordinary shares, and 21,666 ordinary shares underlying a pre-funded warrant. In addition, in a concurrent private placement, we are selling to the purchaser unregistered warrants to purchase up to 166,666 ordinary shares at an exercise price of $9.00 per ordinary share. This sale and any future sales of a substantial number of ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the price of the Ordinary Shares on Nasdaq. We cannot predict the effect, if any, that market sales of those ordinary shares or the availability of those ordinary shares for sale will have on the market price of our ordinary shares.

Issuance of additional equity securities may adversely affect the market price of the ordinary shares.

We are currently authorized to issue 5,000,000 ordinary shares. As of March 31, 2023, we had 1,072,114 ordinary shares issued and outstanding and we had no preferred shares outstanding. As of July 11, 2023, we also had warrants to purchase 731,590 ordinary shares and options to purchase 203,382 ordinary shares outstanding, of which options to purchase 131,803 ordinary shares are currently fully vested or vest within the next 60 days.

To the extent that ordinary shares are issued or options and warrants are exercised, holders of the Ordinary Shares and our ordinary shares will experience dilution. In addition, in the event of any future issuances of equity securities or securities convertible into or exchangeable for ordinary shares, holders of the Ordinary Shares or our ordinary shares may experience dilution. We also consider from time to time various strategic alternatives that could involve issuances of additional ordinary shares, including but not limited to acquisitions and business combinations, but do not currently have any definitive plans to enter into any of these transactions.

Except as otherwise provided in the pre-funded warrants and the warrants, holders of pre-funded warrants purchased and the warrants issued in this offering will have no rights as stockholders of our ordinary shares until such holders exercise their pre-funded warrants and/or warrants.

The pre-funded warrants and the warrants offered in this offering do not confer any rights of ordinary shares ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire our Ordinary Shares at a fixed price. Specifically, a holder of a pre-funded warrant may exercise the right to acquire ordinary shares and pay a nominal exercise price of $0.0001 at any time, a holder of a warrant may exercise the right to acquire ordinary shares at an exercise price of $9.00 per ordinary share any time during the five years following the date of issuance. Upon exercise of the pre-funded warrants and/or the warrants, the holders thereof will be entitled to exercise the rights of a holder of ordinary shares only as to matters for which the record date occurs after the exercise date.

We have no plans to pay dividends on our ordinary shares, and you may not receive funds without selling the ordinary shares.

We have not declared or paid any cash dividends on our ordinary shares, nor do we expect to pay any cash dividends on our ordinary shares for the foreseeable future. We currently intend to retain any additional future earnings to finance our operations and growth and for future stock repurchases and, therefore, we have no plans to pay cash dividends on our ordinary shares at this time. Any future determination to pay cash dividends on our ordinary shares will be at the discretion of our board of directors and will be dependent on our earnings, financial condition, operating results, capital requirements, any contractual restrictions, and other factors that our board of directors deems relevant. Accordingly, you may have to sell some or all of the ordinary shares in order to generate cash from your investment. You may not receive a gain on your investment when you sell the ordinary shares and may lose the entire amount of your investment.

The market price and trading volume of our ordinary shares is subject to fluctuation, which could result in substantial losses by our investors.

The stock market in general and the market price and trading volume of our ordinary shares on the Nasdaq is subject to fluctuation, and changes in our share price and trading volume may be unrelated to our operating performance. The market price and trading volume of our ordinary shares are and will be subject to a number of factors, including:

•	announcements of technological innovations or new products by us or others;

•	announcements by us of significant strategic partnerships, out-licensing, in-licensing, joint ventures, acquisitions or capital commitments;

•	expiration or terminations of licenses, research contracts or other collaboration agreements;

•	public concern as to the safety of drugs we, our licensees or others develop;

•	general market conditions;

•	the volatility of market prices for shares of biotechnology companies generally;

•	success of research and development projects;

•	departure of key personnel;

•	developments concerning intellectual property rights or regulatory approvals;

•	variations in our and our competitors’ results of operations;

•	changes in earnings estimates or recommendations by securities analysts, if our ordinary shares are covered by analysts;

•	changes in government regulations or patent decisions;

•	developments by our licensees; and

•
general market conditions and other factors, including factors unrelated to our operating performance, such as natural disasters and political and economic instability, including wars, terrorism, political unrest, results of certain elections and votes, emergence of a pandemic, or other widespread health emergencies (or concerns over the possibility of such an emergency, including for example, the recent coronavirus outbreak), boycotts, adoption or expansion of government trade restrictions, and other business restrictions.

These factors and any corresponding price and volume fluctuations may materially and adversely affect the market price of our ordinary shares and the Ordinary Shares and result in substantial losses by our investors.

Additionally, market prices for securities of biotechnology and pharmaceutical companies historically have been very volatile. The market for these securities has from time to time experienced significant price and volume fluctuations for reasons unrelated to the operating performance of any one company. In the past, following periods of market volatility, shareholders have often instituted securities class action litigation and we have been named in the past in a lawsuit requesting recognition as a class action, in which we ultimately prevailed. If we were involved in securities litigation, it could have a substantial cost and divert resources and attention of management from our business, even if we are successful.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes in 2023 or in any subsequent year. If we are a PFIC, there may be negative tax consequences for U.S. taxpayers that are holders of our ordinary shares and warrants.

We will be treated as a PFIC for U.S. federal income tax purposes in any taxable year in which either (i) at least 75% of our gross income is “passive income” or (ii) on average at least 50% of our assets by value produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties, rents and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income. Passive income also includes amounts derived by reason of the temporary investment of funds, including those raised in a public offering. In determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Based on our analysis of our income, assets, and operations, we do not believe that we were a PFIC for 2022. Because the PFIC determination is highly fact intensive, there can be no assurance that we will not be a PFIC in 2023 or in any other taxable year. If we were to be characterized as a PFIC for U.S. federal income tax purposes in any taxable year during which a U.S. shareholder owns our ordinary shares, Ordinary Shares and warrants, then “excess distributions” to such U.S. shareholder, and any gain realized on the sale or other disposition of our ordinary shares, Ordinary Share and warrants, as applicable, will be subject to special rules. Under these rules: (i) the excess distribution or gain would be allocated ratably over the U.S. shareholder’s holding period for the ordinary shares (or Ordinary Shares or warrants) as the case may be); (ii) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income; and (iii) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. Certain of the adverse consequences of PFIC status can be mitigated if a U.S. shareholder makes an election to treat us as a “qualified electing fund,” or QEF, or makes a “mark-to-market” election. A QEF election is unavailable with respect to our warrants, and a mark-to-market election is unavailable with respect to our warrants. In addition, if the U.S. Internal Revenue Service, or IRS, determines that we are a PFIC for a year with respect to which we have determined that we were not a PFIC, it may be too late for a U.S. shareholder to make a timely QEF or mark-to-market election. U.S. shareholders who hold our ordinary shares, Ordinary Shares and warrants during a period when we are a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC in subsequent years, subject to exceptions for U.S. shareholders who made a timely QEF or mark-to-market election (to the extent available). A U.S. shareholder can make a QEF election by completing the relevant portions of and filing IRS Form 8621 in accordance with the instructions thereto. Upon request, we intend to annually furnish U.S. shareholders with information needed in order to complete IRS Form 8621 (which form would be required to be filed with the IRS on an annual basis by the U.S. shareholder) and to make and maintain a valid QEF election for any year in which we or any of our subsidiaries that we control is a PFIC.

USE OF PROCEEDS

We estimate the net proceeds from this offering and the sale of the unregistered warrants in the concurrent private placement will be approximately $1.3 million, based upon an offering price of $9.00 per ordinary share and $8.9999 per pre-funded warrant, after deducting placement agent fees and estimated offering expenses payable by us, and assuming full exercise of the pre-funded warrants to be issued in this offering and no exercise of any unregistered warrants to be issued to the investor in the private placement concurrently with this offering. We do not know when the unregistered warrants that are issued to the investor in a private placement concurrently with this offering will be exercised, or exercised, at all.

We currently intend to use the net proceeds from this offering to use the net proceeds for funding research and development and clinical trials and for other working capital and general corporate purposes. As a result, our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and the investors will be relying on the judgment of our management with regard to the use of these net proceeds.

Pending application of the net proceeds for the purposes as described above, we expect to invest the net proceeds in short-term, interest-bearing securities, investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our ordinary shares as of July 14, 2023 by:

•	each of our directors and senior management;

•	all of our directors and senior management as a group; and

•	each person (or group of affiliated persons) known by us to be the beneficial owner of 5% or more of the outstanding ordinary shares.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities, and include shares subject to options and warrants that are exercisable within 60 days after July 14, 2023. Such shares are also deemed outstanding for purposes of computing the percentage ownership of the person holding the option, but not the percentage ownership of any other person.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares, except to the extent that authority is shared by spouses under community property laws. None of our shareholders has informed us that he, she, or it is affiliated with a registered broker-dealer or is in the business of underwriting securities. None of our shareholders has different voting rights from other shareholders.

	Ordinary Shares Beneficially Owned	Percentage Owned**
Senior Management and Directors
Ilan Hadar(1)	29,462	2.1%
Dr. Ehud Geller(2)	342,725	19.8%
Dr. Sigal Aviel(3)	12,929	0.9%
Rita Keynan(4)	14,935	1.1%
Prof. Eli Hazum(5)	28,888	2.0%
Ellen S. Baron(6)	4,500	* %
Augustine Lawlor(6)	4,500	* %
Efi Cohen-Arazi(6)	13,500	* %
All senior management and directors as a group (8 persons)	451,439	24.5%
More than 5% Shareholders
XT Hi-Tech Investments (1992) Ltd. (7)	85,296	5.8%
Medica III Investment group (2)	342,725	19.8%

*	Less than 1%

**	Based on 1,391,682 ordinary shares outstanding.

(1)
Consists of options to purchase 29,462 ordinary shares exercisable at $5.7 per share and expiring on November 23, 2032. Does not include options to purchase 17,677 ordinary shares exercisable at $5.7 per share and expiring on November 23, 2032, that vest in more than 60 days from July 14, 2023.

(2)
Consists of 342,725 beneficially owned by the Medica III Investment group which includes Medica III Investments (International) L.P. which holds 111,275 ordinary shares, Medica III Investments (Israel) L.P. which holds 40,446 ordinary shares, Medica III Investments (S.F.) L.P. which holds 43,957 ordinary shares, Medica III Investments (P.F.) L.P. which holds 23,657 ordinary shares, Medica III Investments (Israel) (B) L.P. which holds 57,143 ordinary shares, and Poalim Medica III Investments L.P. which holds 52,747 ordinary shares and Dr. Ehud Geller who holds 13,500 ordinary shares exercisable at $ 5.89- 45. The beneficial owners under Medica Group are: MCP Opportunity Secondary Program III L.P 10.57%, NYC Police Pension Fund 8.8%, Quantum Partners LDC 13.2%, Migdal Insurance Company Ltd 8.8%. None of which include individuals who hold more than 5% interest. Medica III Management L.P., an entity held 50% by Dr. Ehud Geller and 50% by Batsheva Elran, is the managing entity of Medica III Fund. The principal business address of Medica III Investment is 60C Medinat Hayehudim, Herzliya, 4676670, Israel. Does not include options to purchase 10,500 ordinary shares approved for issuance to Mr. Geller. Such options are exercisable at $5.89-45 per share and expiring on February 23, 2031, that vest in more than 60 days from July 14, 2023.

(3)
Consists of options to purchase 12,929 ordinary shares exercisable at a weighted average exercise price of $2.4-5.70 and expiring on November 23, 2032. Does not include options to purchase 4,688 ordinary shares exercisable at $5.70 per share and expiring on November 23, 2032, that vest in more than 60 days from July 14, 2023.

(4)
Consists of options to purchase 14,935 ordinary shares exercisable at $5.70 per share and expiring on November 23, 2032. Does not include options to purchase 8,961 ordinary shares exercisable at $5.70 per share and expiring on November 23, 2032, that vest in more than 60 days from July 14, 2023.

(5)
Consists of options to purchase 15,388 ordinary shares exercisable at $2.4 per share and expiring on April 2, 2024 and options to purchase 13,500 ordinary shares exercisable at $5.89-45 per share and expiring on February 23, 2031. Does not include options to purchase 10,500 ordinary shares exercisable at $5.89-45 per share and expiring on February 23, 2031, that vest in more than 60 days from July 14, 2023

(6)
Consists of options to purchase 22,500 ordinary shares exercisable at $5.89-45 per share and expiring on February 23, 2031. Does not include options to purchase 13,500 ordinary shares exercisable at $5.89-45 per share and expiring on February 23, 2031, that vest in more than 60 days from July 14, 2023.

(7)
The following information is based on a Schedule 13G filed on January 25, 2022. XT Hi-Tech Investments (1992) Ltd., or XT Hi-Tech, is a direct wholly owned subsidiary XT Holdings Ltd., of which Orona Investments Ltd., or Orona, and Lynav Holdings Ltd., or Lynav, are each the direct owners of one-half of the outstanding ordinary shares. Orona is indirectly owned 56% by Mr. Udi Angel, who also indirectly owns 100% of the means of control of Orona. Lynav is held 95% by CIBC Bank and Trust Company (Cayman) Ltd., or CIBC, as trustee of a discretionary trust established in the Cayman Islands. Udi Angel is member of the board of directors of XT Hi-Tech and has a casting vote with respect to various decisions taken by the board including voting and disposition over shares held by XT Hi-Tech. The principal business address XT Hi-Tech is 9 Andrei Sakharov St., Haifa, Israel.

CAPITALIZATION

The following table sets forth our capitalization:

•	on an actual basis as of March 31, 2023;

•
on an as adjusted basis, giving effect to (i) the sale of  an aggregate of  (A) 117,930 ordinary shares, (B) pre-funded warrants to purchase up to 183,300 ordinary shares, and (C) in the concurrent private placement the unregistered warrants to purchase up to 301,230 at an offering price of $9.00 ordinary share and unregistered warrant and an offering price of $8.9999 per pre-funded warrant and unregistered warrant, after deducting the placement agent fees and estimated offering expenses payable by us, resulting in net proceeds of approximately $2.3 million, in the July 2023 Financing, and (ii) the sale of an aggregate of (A) 145,000 ordinary shares, (B) pre-funded warrants to purchase up to 21,666 ordinary shares, and (C) in the concurrent private placement the unregistered warrants to purchase up to 166,666 at an offering price of $9.00 ordinary share and unregistered warrant and an offering price of $8.9999 per pre-funded warrant and unregistered warrant, after deducting the placement agent fees and estimated offering expenses payable by us, resulting in net proceeds of approximately $1.3 million, in this offering.

The as adjusted amounts shown below are unaudited and represent management’s estimate. The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information incorporated by reference into this prospectus supplement.

		As of March 31, 2023
	(Actual)	(As Adjusted)
	(U.S.$ in thousands)
Long-term liabilities:	245	245

Shareholders’ equity:
Share capital	94	133
Additional paid-in capital	43,626	47,159

Accumulated deficit	(34,827)	(34,827)
Total shareholders’ equity	8,893	12,465
Total capitalization (long-term liabilities and equity)	9,138	12,710

The above table is based on 1,072,114 ordinary shares outstanding as of March 31, 2023 and excludes as of such date the following:

•	options to purchase 203,382 ordinary shares with a weighted average exercise price of $11.23 per share, granted under the 2008 PainReform Option Plan and the 2019 PainReform Option Plan;

•	warrants to purchase 430,360 ordinary shares at a weighted average exercise price of $82.20;

•
183,300 ordinary shares issuable upon exercise of the pre-funded warrants issued to the investor in a private placement concurrently with the July 2023 Financing, at an exercise price of $0.0001 per share; and

•	301,230 ordinary shares issuable upon exercise of the warrants issued to the investor in a private placement concurrently with the July 2023 Financing, at an exercise price of $9.00 per share.

•
21,666 ordinary shares issuable upon exercise of the pre-funded warrants to be issued to the investor in a private placement concurrently with this offering, at an exercise price of $0.0001 per share; and

•	166,666 ordinary shares issuable upon exercise of the warrants to be issued to the investor in a private placement concurrently with this offering, at an exercise price of $9.00 per share.

DILUTION

If you invest in our securities, your ownership interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share after this offering. We calculate net tangible book value per ordinary share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding ordinary shares.

Our net tangible book value as of March 31, 2023, was approximately $8.9 million, or approximately $8.30 per ordinary share. Net tangible book value per ordinary share represents the amount of our total tangible assets less total liabilities divided by the total number of our Ordinary Shares outstanding as of March 31, 2023.

After giving further effect to (i) the sales of (A) an aggregate of 117,930 ordinary shares   at the offering price of $9.00 per ordinary share in this offering, (B) the pre-funded warrants to purchase up to 183,300 ordinary shares at the offering price of $8.9999 per pre-funded warrant in the July 2023 Financing (assuming full exercise of the pre-funded warrants sold in the July 2023 Financing), and (C) the unregistered warrants to purchase up to 301,230 Ordinary Shares at an exercise price of $9.00 per ordinary share in the concurrent private placement (assuming no exercise of any unregistered warrants or   warrants to be issued to the investor in the private placement concurrently with the July 2023 Financing), and (ii) the sales of (A) an aggregate of 145,000 ordinary shares at the offering price of $9.00 per ordinary share in this offering, (B) the pre-funded warrants to purchase up to 21,666 ordinary shares at the offering price of $8.9999 per pre-funded warrant in the July 2023 Financing (assuming full exercise of the pre-funded warrants sold in the July 2023 Financing), and (C) the unregistered warrants to purchase up to 166,666 Ordinary Shares at an exercise price of $9.00 per ordinary share in the concurrent private placement (assuming no exercise of any unregistered warrants or   warrants to be issued to the investor in the private placement concurrently with the July 2023 Financing), our as adjusted net tangible book value as of March 31, 2023 would have been $12.5 million, or $8.10 per ordinary share. This represents an immediate decrease in the net tangible book value of $0.20 per ordinary share to our existing shareholders and an immediate and substantial dilution in net tangible book value of $0.90 per ordinary share to the new investor. The following table illustrates this per share dilution:

Offering price per ordinary share	$9.00
Net tangible book value per ordinary share as of March 31, 2023	$8.30
Decrease in net tangible book value per ordinary share attributable to the investor purchasing Ordinary Shares in this offering	$(0.20)
As adjusted net tangible book value per ordinary share as of March 31, 2023, after giving effect to this offering	$8.10

Dilution per ordinary share to the new investor in this offering	$(0.90)

The above table is based on 1,072,114 ordinary shares outstanding as of March 31, 2023 and excludes as of such date the following:

•	options to purchase 203,382 ordinary shares with a weighted average exercise price of $11.23 per share, granted under the 2008 PainReform Option Plan and the 2019 PainReform Option Plan; and

•	warrants to purchase 430,360 ordinary shares at a weighted average exercise price of $82.20;

The above illustration of dilution per share to the investors participating in this offering assumes no exercise of outstanding options to purchase our ordinary shares or outstanding warrants to purchase our ordinary shares. The exercise of outstanding options and warrants having an exercise price less than the offering price will increase dilution to the new investors.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Ordinary Shares

The material terms and provisions of our ordinary shares are described under the heading “Description of Share Capital” in the accompanying prospectus.

Pre-Funded Warrants

The following is a summary of the material terms and provisions of the pre-funded warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of pre-funded warrants, which has been provided to the investor in this offering and which will be filed with the SEC as an exhibit to our Report on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

The pre-funded warrants offered hereby will have an exercise price of $0.0001 per ordinary share. The pre-funded warrants will be immediately exercisable and may be exercised at any time after their original issuance until such pre-funded warrants are exercised in full. The exercise prices and numbers of ordinary shares issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our ordinary shares. Pre-funded warrants will be issued in certificated form only.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ordinary shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding ordinary shares after exercising the holder’s pre-funded warrants up to 9.99% of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. The investor in this offering may also elect prior to the issuance of pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding ordinary shares.

Cashless Exercise

The holder may elect to receive upon such exercise (either in whole or in part) the net number of ordinary shares determined according to a formula set forth in the warrant.

Fundamental Transactions

In the event of any fundamental transaction, as described in the pre-funded warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our ordinary shares, then upon any subsequent exercise of a pre-funded warrant, the holder will have the right to receive as alternative consideration, for each ordinary share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of common shares of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of ordinary shares for which the pre-funded warrant is exercisable immediately prior to such event.

Transferability

In accordance with its terms and subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares

No fractional ordinary shares will be issued upon the exercise of the pre-funded warrants. Rather, the number of ordinary shares to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for any of the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Rights as a Shareholder

Except as otherwise provided in the pre-funded warrants or by virtue of the holders’ ownership of ordinary shares, the holders of pre-funded warrants do not have the rights or privileges of holders of our ordinary shares, including any voting rights, until such pre-funded warrant holders exercise their warrants.

PRIVATE PLACEMENT OF WARRANTS

In a concurrent private placement, we are selling to the same investor warrants to purchase up to 166,666 ordinary shares. These warrants and ordinary shares issuable upon the exercise of such warrants are not being registered under the Securities Act and are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, investors may only sell ordinary shares issued upon exercise of these warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

These warrants are exercisable for a period of five years at an initial exercise price of $9.00 per share. The exercise price is subject to customary adjustments in the event of stock splits, stock dividends, stock combinations and similar recapitalization transactions.

These warrants also contain a beneficial ownership limitation which provides that we shall not effect any exercise, and a holder shall not have the right to exercise, any portion of a warrant to the extent that, after giving effect to the exercise, such holder (together with such holder’s affiliates) would beneficially own in excess of 4.99% of the number of ordinary shares outstanding immediately after giving effect to the issuance of shares issuable upon the exercise. This limitation may be waived (up to a maximum of 9.99%) by a holder in its sole discretion upon not less than sixty-one (61) days’ prior notice to us.

The holder of a warrant may exercise its warrant by delivering an appropriately competed and signed exercise notice in the form attached to the warrant. Payment of the exercise price for the number of shares for which a warrant is being exercised is required to be delivered within two trading days after exercise of such warrant. A holder of a warrant will also have the right to exercise such warrant on a cashless basis if at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of, the shares issuable upon exercise of such warrant. Upon the holder’s exercise of a warrant, we will issue the ordinary shares issuable upon such exercise by the date that is the earliest of (i) two trading days after the delivery of the exercise notice to us and (ii) one trading day after the delivery of the aggregate exercise price to us, if not exercised on a cashless basis.

If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our ordinary shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the warrant following such fundamental transaction. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our ordinary shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the warrant following such fundamental transaction. In certain circumstances, the holder will have the right to receive the Black Scholes Value of the warrant calculated pursuant to a formula set forth in the warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of our ordinary shares as described in the warrants.

We have entered into a purchase agreement directly with an investor in connection with this offering. Pursuant to the purchase agreement, we are required by August 28, 2023 to file a registration statement providing for the resale of the ordinary shares issued and issuable upon the exercise of the warrants, and to have such registration statement declared and maintained effective.

PLAN OF DISTRIBUTION

Pursuant to an placement agency agreement dated July 14, 2023 (the “Placement Agency Agreement” we have  retained Maxim Group LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering of our Ordinary Shares pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the Placement Agency Agreement, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our securities in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The Placement Agency Agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the engagement agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering and is not purchasing or selling any securities, nor is required to arrange for the purchase and sale of any specific number or dollar amount of securities other than the use its reasonable “best efforts” to arrange for the sale of securities by us. Therefore, we may not sell the entire amount of securities being offered. The placement agent may engage one or more sub-agents or selected dealers to assist with the offering.

We have entered into a purchase agreement directly with an investor in connection with this offering, and we will only sell our securities offered hereby to the investor who has entered into the purchase agreement.

We expect to deliver the securities being offered pursuant to this prospectus supplement and the accompanying prospectus on or about July 18, 2023, subject to satisfaction of certain customary closing conditions.

We will pay the placement agent a cash fee equal to 6.5% of the aggregate gross proceeds of this offering and the concurrent private placement. We have also agreed to reimburse the placement agent’s actual out-of-pocket expenses up to $30,000, in the aggregate. We estimate our total expenses associated with the offering, excluding placement agent fees and expenses, will be approximately $127,500.

The following table sets forth the per ordinary share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the Ordinary Shares and pre-funded warrants pursuant to this prospectus supplement and the accompanying prospectus:

	Per Share	Per Pre-Funded Warrant	Total
Offering price	$9.00	$8.9999	$1,499,994
Placement agent’s fees(1)	$0.585	$0.585	$97,500
Proceeds, before expenses, to us(2)	$8.415	$8.415	$1,402,494

After deducting those fees and expenses due to the placement agent and our other estimated offering expenses, we expect the net proceeds from this offering and the sale of the unregistered warrants in the concurrent private placement to be approximately $1.3 million.

Tail Financing Payments

We have agreed that the placement agent shall be entitled to compensation with respect to any public or private offering or other financing or capital-raising transaction of any kind to the extent that such financing or capital is provided to the Company by certain investors the placement agent had contacted during the term of its,  if such financing is consummated at any time within the six-month period following the date of the Placement Agency Agreement.

Lock-up Restrictions

We have agreed with the placement agent, subject to certain exceptions, not to (i) issue, enter into any agreement to issue, or announce the issuance or proposed issuance of, any common stock or securities convertible into or exercisable or exchangeable for our common stock, or (ii) file any registration statement or amendment or supplement thereto (other than in connection with the resale of the unregistered warrants issued in the concurrent private placement) for a period of 90 days after July 14, 2023.

In addition, all of our directors and executive officers have agreed with the placement agent, subject to certain exceptions, not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any shares of our common stock or securities convertible into or exercisable or exchangeable for our common stock, for a period of 90 days after the closing of this offering.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the securities sold by it while acting as principal, might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of Ordinary Shares, ordinary shares and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•
may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus supplement.

Other Relationships

The placement agent and its affiliates may have provided us and our affiliates in the past, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received, and may continue to receive, customary fees and commissions. In addition, from time to time, the placement agent and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.  The placement agent acted as our placement agent in each of our March 2021 financing and our July 2023 Financing (see “Prospectus Supplement Summary – July 2023 Financing” for more information), for which it received compensation.

The foregoing description of the engagement agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to such, a copy of which will be attached as an exhibit to our Report on Form 6-K being filed with the SEC in connection with this offering.

EXPERTS

The financial statements as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022 incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1(b) to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Greenberg Traurig, LLP has passed upon certain legal matters regarding the securities offered hereby under U.S. law, and Doron Tikotzky Kantor Gutman, Nass Amit Gross & Co., Bnei Brak, Israel, has passed upon certain legal matters regarding the securities offered hereby under Israeli law. Ellenoff Grossman & Schole LLP, New York, NY, is representing the placement agent in this offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 and relevant exhibits and schedules, under the Securities Act covering the ordinary shares to be sold in this offering. This prospectus supplement, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus supplement. Since this prospectus supplement does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares and the Ordinary Shares. Our SEC filings, including the registration statement, are also available to you on the SEC’s Web site at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on Form 6-K, unaudited quarterly financial information for the first three quarters of each fiscal year within 60 days after the end of each such quarter, or such applicable time as required by the SEC.

INCORPORATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference in this prospectus the documents listed below, and any future Annual Reports on Form 20-F or Reports on Form 6-K (to that extent that such Form 6-K indicates that it is intended to be incorporated by reference herein) filed with the SEC pursuant to the Exchange Act prior to the termination of the offering.  The documents we incorporate by reference are:

(1)	our annual report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 15, 2023.

(2)
our Form 6-Ks furnished with the SEC on March 28, 2023, May 1, 2023, May 3, 2023, May 4, 2023, May 15, 2023, May 18, 2023, June 7, 2023, June 8, 2023, June 29, 2023, July 12, 2023, July 14, 2023 and July 14, 2023 (in each case, to the extent expressly incorporated by reference into our effective registration statements on Form F-3); and

(3)
the description of our ordinary shares contained in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 15, 2023, and any amendment or report filed for the purpose of further updating that description.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus supplement, you should rely on the statements made in the most recent document. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

PainReform Ltd.
65 Yigal Alon St.
Tel Aviv, Israel
Tel +972 3 7177051
Email: ihadar@painreform.com
Attn: Ilan Hadar, Chief Executive Officer

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement, or such earlier date, that is indicated in this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

EXPENSES

The following table sets forth costs and expenses, other than any placement agent fees and expenses, we expect to incur in connection with the offering.

Legal fees and expenses	$73,000	*
Accounting fees and expenses	$20,000	*
Printing expenses	$1,000	*
Miscellaneous fees and expenses	$1,000	*

Total	$95,000	*

*	denotes estimate

PROSPECTUS

PAINREFORM LTD.

$100,000,000

Ordinary Shares
Warrants
Subscription Rights
Debt Securities
Units

We may offer, issue and sell from time to time up to US $100,000,000 of our ordinary shares, including in the form of warrants to purchase ordinary shares, including in the form of subscription rights, debt securities and a combination of such securities, separately or as units, in one or more offerings. This prospectus provides a general description of offerings of these securities that we may undertake.

We refer to our ordinary shares, warrants, subscription rights, debt securities, and units collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “PRFX.” The closing price of our ordinary shares, as reported on the Nasdaq Capital Market on September 2, 2021, was $3.03.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 4 and the “Risk Factors” in “Item 3: Key Information- Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense under the laws of the United States.

The date of this prospectus is September 13, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our securities. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to a copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.

Each time we offer our securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation by Reference.”

This prospectus does not contain all of the information provided in the registration statement that we filed with the Commission. For further information about us or our ordinary shares, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, our ordinary shares only in jurisdictions where offers and sales are permitted. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

We prepare our financial statements in United States dollars and in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

PAINREFORM® and our other registered or common law trademarks, trade names or service marks appearing in this prospectus are owned by us.  Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights of the applicable licensor to these trademarks and trade names.  Unless otherwise stated in this prospectus, we do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Our reporting currency and financial currency is the U.S. dollar. In this Annual Report, “NIS” means New Israeli Shekel, and “$,” “US$” and “U.S. dollars” mean United States dollars.

On July 6, 2020, we effected a 1-for-3 reverse share split of our ordinary shares effective. All share and per share amounts in this Annual Report on Form 20-F are reflected on a post-reverse stock split basis.

OUR BUSINESS

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our securities. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our ordinary shares and our location in Israel, that we describe under “Risk Factors” and our consolidated financial statements and the related notes included at the end of this prospectus before making an investment in our securities.

 We are a clinical stage specialty pharmaceutical company focused on the reformulation of established therapeutics.  Our proprietary extended release drug-delivery system is designed to provide an extended period of post-surgical pain relief without the need for repeated dose administration while reducing the potential need for the use of opiates.  Our strategy is to incorporate generic drugs with our proprietary extended release drug-delivery system in order to create extended release drug products and to take advantage of the 505(b)(2) regulatory pathway created by the U.S. Food and Drug Administration, or FDA.  The 505(b) (2) new drug application, or NDA, process, provides for FDA approval of a new drug based in part on data that was developed by others, including published literature references and data previously reviewed by the FDA in its approval of a separate application.  Using this pathway can significantly reduce the time and costs associated with clinical development.  PRF-110, our first product, is based on the local anesthetic ropivacaine, targeting the post-operative pain relief market.  PRF-110 is an oil-based, viscous, clear solution that is deposited directly into the surgical wound bed prior to closure to provide localized and extended post-operative analgesia.

We are currently preparing for the launch of our two Phase 3 clinical trials of PRF-110, one for the treatment of patients undergoing bunionectomy and the other for the treatment of hernia repair operations.

After encountering delays with our third-party contract manufacturing organization (CMO) in Israel, we are shifting manufacturing and scale-up operations of PRF-110 to North America to better suit our needs and enhance manufacturing quality and efficiency. As a result, we expect to commence our first clinical trial in bunionectomy by the end of the first quarter of 2022.

Since our inception in November 2007, we have devoted substantially all of our efforts to organizing and planning our business, building our management and technical team, developing our proprietary drug delivery system and PRF-110, and raising capital.

In December 2019, a novel strain of coronavirus, COVID-19, was identified in Wuhan, China. Initially the outbreak was largely concentrated in China, but it rapidly spread to countries across the globe, including in Israel and the United States. The spread of COVID-19 has resulted in the World Health Organization declaring the outbreak of COVID-19 as a “pandemic,” or a worldwide spread of a new disease. Many countries around the world, including Israel and the United States, have imposed quarantines and restrictions on travel and mass gatherings to slow the spread of the virus. While the spread of COVID-19 has not yet directly impacted our operations, the continued spread of COVID-19 may result in the inability of our outside scientific collaborators, suppliers, consultants, advisors and other third parties to work with us on a timely basis and will likely impact the timing of the initiation of our planned clinical studies and the enrollment of patients. The extent to which COVID-19 impacts our development efforts will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others.

We expect to continue to incur significant expenses and increasing losses for next several years. Our net losses may fluctuate significantly from period to period, depending on the timing of our planned clinical trials and expenditures on our other research and development and commercial development activities. We expect our expenses will increase substantially over time as we:

•	continue the ongoing and planned preclinical and clinical development of our drug candidates;

•	build a portfolio of drug candidates through the acquisition or in-license of drugs, drug candidates or technologies;

•	initiate preclinical studies and clinical trials for any additional drug candidates that we may pursue in the future;
•	seek marketing approvals for our current and future drug candidates that successfully complete clinical trials

•	establish a sales, marketing and distribution infrastructure to commercialize any drug candidate for which we may obtain marketing approval;

•	develop, maintain, expand and protect our intellectual property portfolio;

•	implement operational, financial and management systems; and
•	attract, hire and retain additional administrative, clinical, regulatory and scientific personnel.

Corporate Information

We were incorporated under the laws of the State of Israel in November 2007. Our principal executive offices are located at 65 Yigal Alon St., Tel Aviv, Israel 6744316. Our telephone number is +972-3-717-7051. Our corporate website address is www.painreform.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference into this prospectus and the other documents we have filed with the SEC that are incorporated herein by reference may contain “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should,” “anticipate,” “could,” “might,” “seek,” “target,” “will,” “project,” “forecast,” “continue” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. These forward-looking statements may be included in, among other things, various filings made by us with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the factors summarized below:

•	our history of losses and needs for additional capital to fund our operations and our ability to obtain additional capital on acceptable terms, or at all;

•	our dependence on the success of our initial product candidate, PRF-110;

•	the outcomes of preclinical studies, clinical trials and other research regarding PRF-110 and future product candidates;

•	the impact of the COVID-19 pandemic on our operations;

•	our limited experience managing clinical trials;

•	our ability to retain key personnel and recruit additional employees;

•	our reliance on third parties for the conduct of clinical trials, product manufacturing and development;

•	the impact of competition and new technologies;

•	our ability to comply with regulatory requirements relating to the development and marketing of our product candidates;

•	our ability to establish and maintain strategic partnerships and other corporate collaborations;

•	the implementation of our business model and strategic plans for our business and product candidates;

•
the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and our ability to operate our business without infringing the intellectual property rights of others;

•	the overall global economic environment;

•	our ability to develop an active trading market for our ordinary shares and whether the market price of our ordinary shares is volatile;

•	statements as to the impact of the political and security situation in Israel on our business; and

•	those factors referred to in “Risk Factors” as well as in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, generally.

We believe these forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K. Given these uncertainties, you should not rely upon forward-looking statements as predictions of future events.

All forward-looking statements attributable to us or to any person acting on our behalf speak only as of the date hereof and are expressly qualified in their entirety by the cautionary statements included in this report. We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $100,000,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth, on the basis of generally accepted accounting principles in the United States, our consolidated capitalization and indebtedness as of June 30, 2021. The information in this table should be read in conjunction with and is qualified by reference to the financial information thereto and other financial information incorporated by reference into this prospectus.

As of June 30, 2021
Actual
(in thousands, except share and per share data)

Cash, cash equivalents and restricted cash	$17,804
Prepaid clinical trial expenses and deferred clinical trial costs	1,728
Prepaid expenses and other current assets	282
Property and equipment, net	24
Total current liabilities	613
Total non-current liabilities	220
Shareholders’ equity	19,005
Ordinary share par value NIS 0.03 per share; 16,666,667 shares authorized, 10,062,383 shares issued and outstanding	90
Additional paid-in capital	39,138
Accumulated deficit	(20,223)
Shareholders’ equity	$19,005

The above discussion and table are based on 10,062,383 ordinary shares outstanding as of June 30, 2021. This number excludes, as of such date:

•	options to purchase 1,125,359 ordinary shares with a weighted average exercise price of $3.90 per share, granted under the 2008 and 2019 PainReform Option Plan;

•	warrants to purchase 4,369,890 ordinary shares at a weighted average exercise price of $8.00; and

•	152,110 ordinary shares issuable pursuant to a consulting agreement.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment, refinancing, redemption or repurchase of future indebtedness or capital stock.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

TAXATION

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus may be set forth in the prospectus supplement offering those securities.

DESCRIPTION OF ORDINARY SHARES

The following description of our share capital is a summary of the material terms of our amended and restated articles of association and Israeli corporate law regarding our ordinary shares and the holders thereof. This description contains all material information concerning our ordinary shares but does not purport to be complete.

Articles of Association

Our purpose as set forth in our amended and restated articles of association is to engage in any lawful activity.  Our Israeli company number is 514418581.  The address of our registered office is 65 Yigal Along St., Tel Aviv, Israel 6744316.

Share Capital

As of September 2, 2021, our authorized share capital consists of 16,666,667 ordinary shares, par value NIS 0.03 per share, of which 10,482,056 ordinary shares are issued and outstanding.

All of our ordinary shares have identical voting and other rights in all respects.  All of our issued and outstanding ordinary shares are duly authorized, validly issued, fully paid and non-assessable.  Our amended and restated articles of association and the laws of the State of Israel do not restrict the ownership or voting of ordinary shares by non-residents of Israel, except with respect to citizens of countries that are, or have been, in a state of war with Israel.

Election of Directors

Under our amended and restated articles of association, our board of directors must consist of not less than five (5) but no more than eight (8) directors, including any external directors required to be appointed by the Companies Law.  Pursuant to our amended and restated articles of association, other than the external directors, for whom special election requirements apply, and directors appointed by our board of directors, each of our directors will be appointed by a simple majority vote of holders of our voting shares, participating and voting at a general meeting of our shareholders.

In addition, our amended and restated articles of association allow our board of directors to fill vacancies on the board of directors or to appoint new directors up to the maximum number of directors permitted under our amended and restated articles of association.  Such directors serve for a term of office equal to the remaining period of the term of office of the directors(s) whose office(s) have been vacated or in the case of new directors, to serve until the subsequent annual general meeting of our shareholders.

External directors are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances and may be removed from office pursuant to the terms of the Companies Law.  For further information on the election and removal of external directors, see “Management — External Directors — Election and Dismissal of External Directors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, as filed with the SEC on March 18, 2021.

Borrowing Powers

Pursuant to the Companies Law and our amended and restated articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our amended and restated articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Fiduciary Duties of Directors and Executive Officers

The Companies Law codifies the fiduciary duties that Office Holders (as defined in the Companies Law) owe to a company.

An Office Holder’s fiduciary duties consist of a duty of care and a duty of loyalty. The duty of care requires an Office Holder to act with the level of care with which a reasonable Office Holder in the same position would have acted under the same circumstances. The duty of loyalty requires that an Office Holder act in good faith and in the best interests of a company. The duty of care includes a duty to use reasonable means to obtain:

●	information on the advisability of a given action brought for his or her approval or performed by virtue of his or her position; and

●	all other important information pertaining to these actions.

The duty of loyalty requires an Office Holder to act in good faith and for the benefit of a company, and includes a duty to:

●	refrain from any conflict of interest between the performance of his or her duties to the company and his or her other duties or personal affairs;

●	refrain from any activity that is competitive with the company;

●	refrain from exploiting any business opportunity of the company to receive a personal gain for himself or herself or others; and

●	disclose to the company any information or documents relating to the company’s affairs which the Office Holder received as a result of his or her position as an Office Holder.

Disclosure of Personal Interests of an Office Holder

The Companies Law requires that an Office Holder promptly disclose to the board of directors any personal interest that he or she may have concerning any existing or proposed transaction with a company, as well as any substantial information or document with respect thereof. An interested Office Holder’s disclosure must be made promptly and, in any event, no later than the first meeting of the board of directors at which the transaction is considered.

Under the Companies Law, a “personal interest” includes an interest of any person in an action or transaction of a company, including a personal interest of one’s relative or of a corporate body in which such person or a relative of such person is a 5% or greater shareholder, director or general manager or in which he or she has the right to appoint at least one director or the general manager, but excluding a personal interest stemming from one’s ownership of shares in a company. A personal interest furthermore includes the personal interest of a person for whom the Office Holder holds a voting proxy or the interest of the Office Holder with respect to his or her vote on behalf of the shareholder for whom he or she holds a proxy, even if such shareholder itself has no personal interest in the approval of the matter. An Office Holder is not, however, obliged to disclose a personal interest if it derives solely from the personal interest of a relative of such Office Holder in a transaction that is not considered an extraordinary transaction. Under the Companies Law, an extraordinary transaction is defined as any of the following:

●	a transaction other than in the ordinary course of business;

●	a transaction that is not on market terms; or

●	a transaction that may have a material impact on a company’s profitability, assets or liabilities.

Approval Procedure

If an Office Holder has a personal interest in a transaction, approval by the board of directors is required for the transaction, unless the articles of association of a company provide for a different method of approval. Our amended and restated articles of association do not provide for any such different method of approval. Further, so long as an Office Holder has disclosed his or her personal interest in a transaction, the board of directors may approve an action by the Office Holder that would otherwise be deemed a breach of the duty of loyalty. However, a company may not approve a transaction or action that is adverse to such company’s interest or that is not performed by the Office Holder in good faith. Approval first by a company’s audit committee and subsequently by the board of directors is required for an extraordinary transaction in which an Office Holder has a personal interest. Arrangements regarding the Office Holders’ terms of office and employment (which includes compensation, indemnification or insurance) generally require the approval of the remuneration committee, board of directors and, in certain circumstances, the shareholders, in that order, and must generally be consistent with the Company’s Compensation Policy.

Generally, a person who has a personal interest in a matter which is considered at a meeting of the board of directors or the audit committee may not be present at such a meeting or vote on that matter unless a majority of the directors or members of the audit committee have a personal interest in the matter, or unless the chairman of the audit committee or board of directors (as applicable) determines that he or she should be present in order to present the transaction that is subject to approval. Generally, if a majority of the members of the audit committee and the board of directors (as applicable) has a personal interest in the approval of a transaction, then all directors may participate in discussions of the audit committee and/or the board of directors on such transaction and the voting on approval thereof, but shareholder approval is also required for such transaction.

Transactions with Controlling Shareholders

Pursuant to Israeli law, the disclosure requirements regarding personal interests that apply to directors and executive officers also apply to a controlling shareholder of a public company. In the context of a transaction involving a controlling shareholder or an officer who is a controlling shareholder of a company, a controlling shareholder also includes any shareholder who holds 25% or more of the voting rights if no other shareholder holds more than 50% of the voting rights. Two or more shareholders with a personal interest in the approval of the same transaction are deemed to be a single shareholder and may be deemed a controlling shareholder for the purpose of approving such transaction.

Extraordinary transactions, including private placement transactions, with a controlling shareholder or in which a controlling shareholder has a personal interest, and engagements with a controlling shareholder or his or her relative, directly or indirectly, including through a corporation under his or her control, regarding the company’s receipt of services from the controlling shareholder, and if such controlling shareholder is also an office holder or an employee of the company, regarding his or her terms of service or employment, require the approval of the audit committee or remuneration committee, the board of directors and the shareholders of a company by a Special Majority, in that order.

Arrangements regarding the terms of office and employment of a controlling shareholder who is an Office Holder, and the terms of employment of a controlling shareholder who is an employee of a company, require the approval of the remuneration committee, board of directors and the shareholders by a Special Majority, in that order, with respect to Office Holders’ compensation.

To the extent that any such transaction with a controlling shareholder is for a period extending beyond three years, approval is required once every three years, unless, with respect to extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, the audit committee determines that the duration of the transaction is reasonable given the circumstances related thereto.

Dividends and Dividend Policy

Dividends may be distributed only out of profits available for dividends as determined by the Companies Law, provided that there is no reasonable concern that the distribution will prevent the Company from being able to meet its existing and anticipated obligations when they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution. In the event that we do not have retained earnings or earnings generated over the two most recent years legally available for distribution, we may seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

Generally, under the Companies Law, the decision to distribute dividends and the amount to be distributed is made by a company’s board of directors. The Articles provide that the Board may from time to time declare, and cause the Company to pay, such dividends as may appear to it to be justified by the profits of the Company and that the Board has the authority to determine the time for payment of such dividends and the record date for determining the shareholders entitled to receive such dividends, provided the date is not before the date of the resolution to distribute the dividend. Declaration of dividends does not require shareholder approval.

Pursuant to our amended and restated articles of association, subject to the rights of holders of shares with limited or preferred rights, ordinary shares shall confer upon the holders thereof equal rights to receive dividends and to participate in the distribution of the assets of the Company upon its winding-up, in proportion to the amount paid up or credited as paid up on account of the nominal value of the shares held by them respectively and in respect of which such dividends are being paid or such distribution is being made, without regard to any premium paid in excess of the nominal value, if any.

We have never declared or paid any cash dividends on our ordinary shares and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our Board and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our Board may deem relevant.

Payment of dividends may also be subject to Israeli withholding taxes. See “Taxation — Israeli Tax Considerations” in our Annual Report on Form 20-F most recently filed with the SEC for additional information.

Transfer of Shares

Ordinary shares which have been fully paid-up are transferable by submission of a proper instrument of transfer to the Company or its transfer agent together with the certificate of the shares to be transferred and such other evidence, if any, as the directors may require to prove the rights of the intending transferor in the transferred shares.

Our ordinary shares that are fully paid for are issued in registered form and may be freely transferred under our amended and restated articles of association, unless the transfer is restricted or prohibited by applicable law or the rules of a stock exchange on which the shares are traded. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our amended and restated articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, declared as enemies of Israel.

Shareholder Meetings

Our amended and restated articles of association provide that an annual general meeting must be held at least once in every calendar year, not later than 15 months after the last preceding annual general meeting, at such time and place as may be determined by the Board. The Board may, in its discretion, convene additional shareholder meetings and, pursuant to the Companies Law, must convene a meeting upon the demand of two directors or one quarter of the directors then in office or upon the demand of the holder or holders of 5% of the Company’s issued share capital and 1% of its voting rights or upon the demand of the holder or holders of 5% of its voting rights. All demands for shareholder meetings must set forth the items to be considered at that meeting. Pursuant to the Companies Law, the holder or holders of 1% of the Company’s voting rights may request the inclusion of an item on the agenda of a future shareholder meeting, provided the item is appropriate for discussion at a shareholder meeting.

The agenda for a shareholder meeting is determined by the Board and must include matters in respect of which the convening of a shareholder meeting was demanded and any matter requested to be included by holder(s) of 1% of the Company’s voting rights. According to regulations promulgated pursuant to the Companies Law and governing the terms of notice and publication of shareholder meetings of public companies, or the General Meeting Regulations, holder(s) of one percent or more of the Company’s voting rights may propose any matter appropriate for deliberation at a shareholder meeting to be included on the agenda of a shareholder meeting, generally by submitting a proposal within seven days of publicizing the convening of a shareholder meeting, or, if the Company publishes a preliminary notice at least 21 days prior to publicizing the convening of a meeting (stating its intention to convene such meeting and the agenda thereof), within 14 days of such preliminary notice. Any such proposal must further comply with the information requirements under applicable law and the Articles.

Pursuant to the Companies Law and regulations promulgated thereunder with respect to the convening of general meetings in a public company, shareholder meetings generally require prior notice of not less than 21 days, and for certain matters specified in the Companies Law, not less than 35 days. The function of the annual general meeting is to elect directors in accordance with the Articles, receive and consider the profit and loss account, the balance sheet and the ordinary reports and accounts of the directors and auditors, appoint auditors and fix their remuneration and transact any other business which under the Articles or applicable law may be transacted by the shareholders of a company in general meeting.

Pursuant to our amended and restated articles of association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting.  The quorum required for our general meetings of shareholders is of at least two shareholders present in person, by proxy or written ballot, who hold or represent between them at least 25% of our outstanding voting rights.  A meeting adjourned for lack of a quorum shall be adjourned either to the same day in the next week, at the same time and place, to such day and at such time and place as indicated in the notice to such meeting, or to such day and at such time and place as the chairperson of the meeting shall determine.  At the reconvened meeting, any number of shareholders present in person or by proxy shall constitute a quorum, unless a meeting was called pursuant to a request by our shareholders, in which case the quorum required is one or more shareholders, present in person or by proxy and holding the number of shares required to call the meeting as described under “— Shareholder Meetings.”

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by our amended and restated articles of association.  Under the Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder, (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if such terms are not extraordinary) requires the approval described under “Management — Fiduciary duties and approval of specified related party transactions under Israeli law — Disclosure of personal interests of a controlling shareholder and approval of transactions” and (iii) approval of certain compensation-related matters require the approval described under “— Board of directors and officers — Compensation Committee” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, as filed with the SEC on March 18, 2021.  Under our amended and restated articles of association, the alteration of the rights, privileges, preferences or obligations of any class of our shares requires a simple majority of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting.  Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting and voting on the resolution.

Access to Corporate Records

Under the Companies Law, all shareholders generally have the right to review minutes of our general meetings, our shareholder register and register of significant shareholders (as defined in the Companies Law), our amended and restated articles of association, our financial statements, other documents as provided in the Companies Law, and any document we are required by law to file publicly with the Israeli Companies Registrar. Any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to: (i) any action or transaction with a related party which requires shareholder approval under the Companies Law; or (ii) the approval, by the board of directors, of an action in which an office holder has a personal interest. We may deny a request to review a document if we determine that the request was not made in good faith, or if such denial is necessary to protect our interest or protect a trade secret or patent.

Shareholder Duties

Pursuant to the Companies Law, a shareholder has a duty to act in good faith and in a customary manner toward a company and other shareholders and to refrain from abusing his or her power in the company, including, among other things, in voting at the general meeting of shareholders and at class shareholder meetings with respect to the following matters:

●	an amendment to the company’s articles of association;

●	an increase of the company’s authorized share capital;

●	a merger; or

●	approval of interested party transactions and acts of Office Holders that require shareholder approval.

In addition, a shareholder also has a general duty to refrain from discriminating against other shareholders.

Certain shareholders have a further duty of fairness toward a company. These shareholders include any controlling shareholder, any shareholder who knows that it has the power to determine the outcome of a shareholder vote or a shareholder class vote and any shareholder who has the power to appoint or to prevent the appointment of an Office Holder of the company or other power towards the company. The Companies Law does not define the substance of this duty of fairness, except to state that the remedies generally available upon a breach of contract will also apply in the event of a breach of the duty to act with fairness, taking the shareholder’s position in the company into account.

Mergers and Acquisitions under Israeli Law

(i)	Mergers

The Companies Law permits merger transactions if approved by each party’s board of directors, and, unless certain requirements described under the Companies Law are met, a majority of each party’s shareholders, by a majority of each party’s shares that are voted on the proposed merger at a shareholders’ meeting.

The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, taking into account the financial condition of the merging companies. If the board of directors has determined that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voting at the shareholders meeting (excluding abstentions) that are held by parties other than the other party to the merger, any person who holds 25% or more of the means of control of the other party to the merger or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger. In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders.

If the transaction would have been approved but for the separate approval of each class of shares or the exclusion of the votes of certain shareholders as provided above, a court may still rule that the company has approved the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the appraisal of the merging companies’ value and the consideration offered to the shareholders.

Under the Companies Law, each merging company must send a copy of the proposed merger plan to its secured creditors. Unsecured creditors are entitled to receive notice of the merger, as provided by the regulations promulgated under the Companies Law. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the target company. The court may also give instructions in order to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger was filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies was obtained.

(ii)	Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This rule does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company.

These requirements do not apply if the acquisition (i) occurs in the context of a private offering, on the condition that the shareholders’ meeting approved the acquisition as a private offering whose purpose is to give the acquirer at least 25% of the voting rights in the company if there is no person who holds at least 25% of the voting rights in the company, or as a private offering whose purpose is to give the acquirer 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company; (ii) was from a shareholder holding at least 25% of the voting rights in the company and resulted in the acquirer becoming a holder of at least 25% of the voting rights in the company; or (iii) was from a holder of more than 45% of the voting rights in the company and resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company.

The special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the special tender offer is accepted by a majority of the votes of those offerees who gave notice of their position in respect of the offer; in counting the votes of offerees, the votes of a holder of control in the offeror, a person who has personal interest in acceptance of the special tender offer, a holder of at least 25% of the voting rights in the company, or any person acting on their or on the offeror’s behalf, including their relatives or companies under their control, are not taken into account.

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. In addition, the board of directors must disclose any personal interest each of member of the board of directors have in the offer or stems therefrom.

An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages resulting from his acts, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer was accepted by a majority of the shareholders who announced their stand on such offer, then shareholders who did not respond to the special offer or had objected to the special tender offer may accept the offer within four days of the last day set for the acceptance of the offer. In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it and any corporation controlled by them shall refrain from making a subsequent tender offer for the purchase of shares of the target company and may not execute a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

(iii)	Full Tender Offer

Under the Companies Law, a person may not acquire shares in a public company if, after the acquisition, he will hold more than 90% of the shares or more than 90% of any class of shares of that company, unless a tender offer is made to purchase all of the shares or all of the shares of the particular class. The Companies Law also provides, subject to certain exceptions, that as long as a shareholder in a public company holds more than 90% of the company’s shares or of a class of shares, that shareholder shall be precluded from purchasing any additional shares unless tendering an offer to purchase all of the outstanding shares of the company or the applicable class of the shares. If the shareholders who do not respond to or accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class of the shares, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will be accepted if the shareholders who do not accept it hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of the shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, has the right, within six months from the date of acceptance of the tender offer, to petition the court to determine that the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the purchaser may provide in its offer that an offeree who accepted the tender offer will not be entitled to such rights.

If the conditions set forth above are not met, the purchaser may not acquire additional shares of the company from shareholders who accepted the tender offer to the extent that following such acquisition, the purchaser would own more than 90% of the company’s issued and outstanding share capital.

Anti-Takeover Measures under Israeli Law

The Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights.  As of the closing of this offering, no preferred shares will be authorized under our amended and restated articles of association.  In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares.  The authorization and designation of a class of preferred shares will require an amendment to our amended and restated articles of association, which requires the prior approval of the holders of a majority of the voting power attaching to our issued and outstanding shares at a general meeting.  The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law as described above in “— Voting Rights.”

Changes in Capital

Our amended and restated articles of association enable us to increase or reduce our share capital.  Any such change is subject to Israeli law and must be approved by a resolution duly passed by our shareholders at a general meeting.  In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

Transfer Agent

The transfer agent and registrar for our ordinary shares is American Stock Transfer and Trust Company.  Its address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is 800-937-5449.

Exchange Controls

There are no Israeli government laws, decrees or regulations that restrict or that affect our export or import of capital or the remittance of dividends, interest or other payments to non-resident holders of our securities, including the availability of cash and cash equivalents for use by us and our wholly-owned subsidiaries, except for ownership by nationals of certain countries that are, or have been, in a state of war with Israel or otherwise as set forth under “Taxation.”

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase our ordinary shares, including debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including some or all of the following:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;
●	information with respect to book-entry procedures, if any;
●	any material Israeli tax consequences and United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” beginning on page 29 and “Incorporation of Information by Reference” beginning on page 29. We urge you to read any applicable prospectus supplement and the applicable warrant agreement and form of warrant certificate in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each ordinary share upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the ordinary shares which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information” beginning on page 29 and “Incorporation by Reference” beginning on page 29. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. The debt securities will be our direct general obligations and may include debentures, notes, bonds or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior debt indenture, and subordinated debt securities will be issued under a subordinated debt indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. A form of each of the senior indenture and the subordinated indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indentures will be qualified under the Trust Indenture Act. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities and the description thereof contained in the prospectus supplement.

General

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title or designation;

●	any limit on the principal amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, the terms and the depositary;

●	the maturity date;

●
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

●
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness;

●	a discussion on any material or special U.S. federal income tax considerations applicable to the debt securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for ordinary shares or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of ordinary shares or other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures will not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets so long as (i) we are the surviving entity or (ii) the successor is a U.S. entity who assumes all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under the Indenture

The following may be events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and our failure continues for a number of days to be stated in the indenture and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

●
if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for a number of days to be stated in the indenture after we receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur as to us.

If an event of default with respect to debt securities of any series occurs and is continuing, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the indenture trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately; provided that if an event of bankruptcy, insolvency or reorganization occurs, such amounts shall automatically become due and payable without any declaration or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver will cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and is continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:

●	the direction given by the holder is not in conflict with any law or the applicable indenture; and

●
subject to its duties under the Trust Indenture Act, the indenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;

●
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request, and such holders have offered reasonable indemnity to the indenture trustee to institute the proceeding as trustee; and

●
the indenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the indenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the indenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the indenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	changing the fixed maturity of the series of debt securities or any installment of principal of or interest on any series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	compensate and indemnify the indenture trustee; and

●	appoint any successor indenture trustee.

In order to exercise our rights to be discharged, we must deposit with the indenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, a depositary named by us and identified in a prospectus supplement with respect to that series. See “Book-Entry Issuance” for a further description of the terms relating to any book-entry securities.

Subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series, at its option, can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, no service charge will be required for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the indenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Regarding the Indenture Trustee

We will name the indenture trustee for debt securities issued under the applicable indenture in the applicable supplement to this prospectus and, unless otherwise indicated in a prospectus supplement, the indenture trustee will also act as Transfer Agent and Paying Agent with respect to the debt securities. The indenture trustee may be removed at any time with respect to the debt securities of any series by act of the holders of a majority in principal amount of the outstanding debt securities of such series delivered to the indenture trustee and to us.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interest through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable Indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the Indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable Indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable Indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street names, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

●
the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

●	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

●	there shall have occurred and be continuing an event of default under the applicable Indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or “DTC,” acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee.

DTC is a member of the U.S. Federal Reserve System, a limited-purpose trust company under New York State banking law and a registered clearing agency with the Commission. Established in 1973, DTC was created to reduce costs and provide clearing and settlement efficiencies by immobilizing securities and making “book-entry” changes to ownership of the securities. DTC provides securities movements for the net settlements of the National Securities Clearing Corporation, or “NSCC,” and settlement for institutional trades (which typically involve money and securities transfers between custodian banks and broker/dealers), as well as money market instruments.

DTC is a subsidiary of The Depository Trust & Clearing Company, or “DTCC.” DTCC is a holding company established in 1999 to combine DTC and NSCC. DTCC, through its subsidiaries, provides clearing, settlement and information services for equities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over the-counter derivatives. In addition, DTCC is a leading processor of mutual funds and insurance transactions, linking funds and carriers with their distribution networks. DTCC’s customer base extends to thousands of companies within the global financial services industry. DTCC serves brokers, dealers, institutional investors, banks, trust companies, mutual fund companies, insurance carriers, hedge funds and other financial intermediaries—either directly or through correspondent relationships.

DTCC is industry-owned by its customers who are members of the financial community, such as banks, broker/dealers, mutual funds and other financial institutions. DTCC operates on an at-cost basis, returning excess revenue from transaction fees to its member firms. All services provided by DTC are regulated by the Commission.

The 2021 DTCC Board of Directors is composed of 20 directors serving one-year terms. Twelve directors are representatives of clearing agency participants, including broker/dealers, custodian and clearing banks, and investment institutions; two directors are designated by DTCC’s preferred shareholders, which are NYSE Euronext and FINRA; four directors are from non-participants; and the remaining two are the non-executive chairman and the chief executive officer and president of DTCC. All of the Board members except those designated by the preferred shareholders are elected annually.

To facilitate subsequent transfers, the debt securities may be registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.’s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participating institutions in that issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution’s interest in the global security or securities representing the interest, on DTC’s records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC’s records.

DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	the material terms of a unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” beginning on page 29 and “Incorporation by Reference” beginning on page 29. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●
to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●
directly to purchasers, including our affiliates , through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in an “at the market offering”, within the meaning of Rule 415(a)(4) of the Securities into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●
a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●
a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares or warrants may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

Doron, Tikotzky, Kantor, Gutman, Nass & Amit Gross, Bnei Brak, Israel, will pass upon certain legal matters regarding the securities offered hereby under Israeli law and McDermott Will & Emery LLP, New York, New York, will pass upon certain legal matters regarding the securities offered hereby under U.S. federal securities law. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements appearing in this prospectus, have been audited by Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, an independent registered public accounting firm, as stated in their report appearing herein.  Such financial statements have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, including amendments and relevant exhibits and schedules, under the Securities Act covering the ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares. Our SEC filings, including the registration statement, are also available to you on the SEC’s Web site at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholder are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC (File Number 001-39481). These filings contain important information that does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

●	our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 18, 2021.
●
 the description of our ordinary shares contained in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 18, 2021, and any amendment or report filed with the SEC for the purpose of updating the description.

●	our Reports on Form 6-K filed with the SEC on March 18, 2021, May 13, 2021, and August 16, 2021 (to the extent expressly incorporated by reference into our effective registration statements).

In addition, any reports on Form 6-K submitted to the SEC by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide, upon written or oral request, to each person to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, at no cost, by writing us at 65 Yigal Alon St., Tel Aviv, Israel 6744316. Our telephone number is +972-3-717-7051.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel.  Service of process upon us and upon our directors and officers and the Israeli experts named in this registration statement, substantially all of whom reside outside of the U.S., may be difficult to obtain within the U.S.  Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside of the U.S., any judgment obtained in the U.S. against us or any of our directors and officers may not be collectible within the U.S.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.  The address of our agent is 850 Library Avenue Newark, Delaware 19711.

We have been informed by our legal counsel, Doron Tikotzky Kantor Gutman Nass & Amit Gross, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel.  Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim.  In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim.  If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process.  Certain matters of procedure may also be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

•
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

•	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

•	the judgment was obtained by fraud;

•	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

•	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

•	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

•	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses, which can be a time-consuming and costly process.  If proceedings were to be brought in Israel, all procedural matters would be governed by Israeli law.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. The following is a statement of estimated expenses at the present time in connection with the distribution of the securities registered hereby. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees		$10,910
FINRA filing fee		$15,500
Legal fees and expenses	$	*
Accountants fees and expenses	$	*
Printing Fees	$	*
Miscellaneous	$	*
Total		$26,410

*	These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

145,000 Ordinary Shares
Pre-Funded Warrants to Purchase up to 21,666 Ordinary Shares
Up to 21,666 Ordinary Shares Underlying the Pre-Funded Warrants

Prospectus Supplement

July 14, 2023

Maxim Group LLC